UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 17, 2020, the Board of Directors (the “Board”) of Ribbon Communications Inc. (the “Company”) appointed Bruce McClelland as President and Chief Executive Officer of the Company and elected him as a director of the Company, effective upon the later of the filing of the Company’s Form 10-K for the year ended December 31, 2019 and March 1, 2020 (the “Effective Date”). Also on February 17, 2020, Steve Bruny and Kevin Riley resigned as Interim Co-Presidents and Chief Executive Officers of the Company, effective on the Effective Date. Mr. Bruny continues to serve as the Company’s Executive Vice President, Global Sales & Services, and Mr. Riley continues to serve as the Company’s Executive Vice President, Chief Technology Officer and Advanced R&D.

Mr. McClelland, age 53, was previously the Chief Operating Officer of CommScope Inc. (“CommScope”), a global network infrastructure company, from April 2019 to August 2019. Prior to that, Mr. McClelland served as the Chief Executive Officer and a director of ARRIS International plc (“ARRIS”) a telecommunications equipment manufacturing company that was acquired by CommScope in April 2019, from September 2016 to April 2019. Mr. McClelland held several other roles at ARRIS, including President of Network & Cloud and Global Services from April 2013 to August 2016. Prior to joining ARRIS in 1999, Mr. McClelland held several leadership roles at Nortel Networks Corporation and Bell Northern Research, both telecommunications companies. Mr. McClelland has also served on several private company boards including CCAD and CAL (Comcast Corporation/ARRIS Joint Ventures from April 2013 to August 2019), ActiveVideo (a ARRIS/Charter Communications Inc. Joint Venture from April 2015 to August 2019), and Benu Networks (October 2014 to May 2017). The Company believes that Mr. McClelland is qualified to serve on the Board due to his extensive experience in the telecommunications and technology industry and his prior leadership experience as a Chief Executive Officer.

In connection with Mr. McClelland’s appointment as President and Chief Executive Officer, Mr. McClelland has entered into an employment agreement (the “Employment Agreement”) and a severance agreement (the “Severance Agreement”) with the Company. Mr. McClelland also entered into the Company’s standard indemnification agreement for directors and officers. Pursuant to the Employment Agreement, the Mr. McClelland will receive an annual base salary of $750,000, and will be eligible to participate in the Company’s annual cash incentive program, with a target bonus opportunity equal to 100% of his then-applicable annual base salary and a maximum bonus opportunity equal to 200% of his then-applicable annual base salary. In addition, as an inducement for Mr. McClelland’s employment, the Company has agreed to award Mr. McClelland sign-on equity grants consisting of a time-based vesting grant of restricted share units (the “Sign On RSUs”) and a performance-based vesting grant of restricted share units (the “Sign On PSUs”). Subject to Mr. McClelland’s continued employment, the Sign On RSUs are eligible to vest on December 31, 2020 and, upon vesting, will be settled in shares of the Company’s common stock, par value $0.0001 (“Common Stock”), with a fair market value of $1,000,000 as of the date of grant (calculated based on the closing price of per share of Common Stock on the date of grant). Subject to Mr. McClelland’s continued employment, the Sign On PSUs are eligible to vest and be settled in up to 4,750,000 shares of Common Stock based on the achievement of specified share price thresholds on or prior to September 1, 2024.

Pursuant to the Severance Agreement, Mr. McClelland is entitled to severance payments and benefits upon certain terminations of employment. Upon a termination of Mr. McClelland’s employment by the Company without Cause or by Mr. McClelland for Good Reason (each as defined in the Severance Agreement), Mr. McClelland is entitled to (a) severance payments equal to (i) 100% of his annual base salary, payable over twelve (12) months following termination, (ii) his target annual bonus, payable at the same time as such bonus would have been paid absent termination, and (iii) in the event such termination occurs more than six (6) months following the commencement of the fiscal year, Mr. McClelland shall be entitled to receive a prorated portion of the annual bonus for the fiscal year of termination based on actual Company performance and target individual performance (such proration based on the number of days actually employed in such fiscal year) (the “Pro Rata Bonus”), and (b) a lump sum payment of an amount equal to the sum of the company’s share of health plan premium payments for a period of twelve (12) months following termination. In addition, upon such a termination, (A) Mr. McClelland’s equity awards (other than the Sign On RSUs) that are subject to vesting based solely upon Mr. McClelland’s continued service with the Company and would have vested during the twelve (12) month period following the date of Mr. McClelland’s termination of employment shall vest, and (B) (i) all awards that are subject to vesting in whole or in part based on the achievement of performance objective(s) (other than the Sign On PSUs) (collectively, Performance-Based Equity Awards”) with respect to any performance periods ending on or prior to the date of termination shall remain eligible to vest based on actual performance through the end of the applicable performance period and (ii) a pro-rated portion of Performance-Based Equity Awards with respect to any performance periods in which the date of termination occurs shall remain eligible to vest based on performance through the end of the fiscal year in which the date of termination occurs based on actual performance through the end of such fiscal year (such proration based on the number of days actually employed during such performance period).

Notwithstanding the foregoing, to the extent a termination by the Company without Cause or by Mr. McClelland for Good Reason occurs within twelve (12) months following a Change in Control (as defined in the Severance Agreement), Mr. McClelland is entitled to receive a cash lump sum payment equal to (a) 200% of (X) his annual base salary, and (Y) his target annual bonus, (b) in the event such termination occurs more than six (6) months following the commencement of the fiscal year, the Pro Rata Bonus, and (c) a lump sum payment of an amount equal to the sum of the company’s share of health plan premium payments for a period of twenty-four (24) months following termination. In addition, upon such a termination, the vesting of all of Mr. McClelland’s outstanding equity awards (other than the Sign On RSUs and the Sign On PSUs) will accelerate, with Performance-Based Equity Awards vesting as if target performance had been achieved, pursuant to the Severance Agreement. Further, the Sign On RSUs and Sign On PSUs will be eligible to vest on or following a Change in Control (as defined in the Severance Agreement) in accordance with the terms of the underlying award agreements.

The foregoing description of the Employment Agreement and Severance Agreement is qualified in its entirety by reference to the Employment Agreement and Severance Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Director Changes

On February 17, 2020, Kim Fennebresque resigned as a director of the Company, effective on the Effective Date, and the Board appointed Stewart Ewing and Krish Prabhu as directors of the Company, also effective on the Effective Date.

In connection with their election as directors, Messrs. Ewing and Prabhu are entitled to receive an annual retainer of $60,000 consistent with the Company’s current non-employee director compensation program (the “Director Compensation Program”) payable quarterly and pro-rated for any partial quarter(s) of service. In addition, each of Messrs. Ewing and Prabhu will receive restricted share units (consistent with the Director Compensation Program), which, subject to his continued service, will be eligible to vest on the date of the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”). The number of shares eligible to be received under the restricted share units will have a value (based on the closing price of the Common Stock on the date of grant) equal to a prorated portion of the value of an annual equity grant made to a non-employee director in 2019 ($120,000), such proration based on the number of months of service expected prior to the 2020 Annual Meeting. Messrs. Ewing and Prabhu have also entered into the Company’s standard indemnification agreement for directors and officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Letter Agreement, dated as of February 18, 2020, among Ribbon Communications Inc., Sonus Networks, Inc. d/b/a Ribbon Communications Operating Company, Inc. and Bruce McClelland.
10.2	Severance Agreement, dated as of February 18, 2020, among Ribbon Communications Inc., Sonus Networks, Inc. d/b/a Ribbon Communications Operating Company, Inc. and Bruce McClelland.
10.3	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting) between the Company and Bruce McClelland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2020	Ribbon Communications Inc.

	By:	/s/ Daryl E. Raiford
Name: Daryl E. Raiford
Title: Executive Vice President and Chief Financial Officer

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